                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         FIRST MANISTIQUE CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         FIRST MANISTIQUE CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                          FIRST MANISTIQUE CORPORATION

                      P.O. BOX 369, 130 SOUTH CEDAR STREET
                           MANISTIQUE, MICHIGAN 49854

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 18, 1995

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING") OF FIRST MANISTIQUE CORPORATION (THE "CORPORATION"), A MICHIGAN CORPORATION, WILL BE HELD ON APRIL 18, 1995, AT 5 P.M. AT THE RAMADA INN, MANISTIQUE, MICHIGAN FOR THE FOLLOWING PURPOSES:



                1. To elect five (5) directors to hold office for a three year term and until their successors have been elected and qualified;

                2. Approval of First Manistique Corporation Executive and Board Member Restricted Stock Plan.

                3. To transact such other business as may properly come before the meeting or any adjournment thereof.




The Board of Directors has fixed March 15, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.



                                          By order of the Board of Directors


                                          /s/ Fred Lamuth
                                          FRED LAMUTH, Secretary


         YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NOTE THAT IF THE STOCK IS HELD IN MORE THAN ONE NAME, THAT ALL PARTIES MUST SIGN THE PROXY FORM.



Dated: March 24, 1995

                          FIRST MANISTIQUE CORPORATION
                      P.O. Box 369, 130 South Cedar Street
                           Manistique, Michigan 49854

                                PROXY STATEMENT
                              GENERAL INFORMATION
         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Manistique Corporation (the "Corporation"), a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 18, 1995 at 5:00 p.m. at the Ramada Inn, Manistique, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

         This Proxy Statement has been mailed on or about March 24, 1995 to all holders of record of common stock of the Corporation as of the record date.

                             VOTING AT THE MEETING
         The Board of Directors of the Corporation has fixed the close of business on March 15, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and one class of preferred stock. There are presently 698,524.771 shares of common stock of the Corporation outstanding and no shares of preferred stock outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation. Stock may not be voted cumulatively.

                           1.  ELECTION OF DIRECTORS
         The bylaws of the Corporation provide for a Board of Directors consisting of a minimum of five (5) and a maximum of fifteen (15) members. Pursuant to the classification of the Board of Directors and unless authority is withheld, it is intended that the proxies will be voted for the election of five (5) nominees for director named below to hold office for three years or until a successor is elected and qualified. The five nominees are R. Ford, S. Gerou II, L. Hulsizer, T. King and J. Lindroth. If due to some unforeseen circumstance any nominee becomes unable to serve as a director (which is not presently expected), the proxies will be voted for such person or persons as the holders of the proxies may determine.

         The following table sets forth information regarding the five nominees for election, whose terms are expiring. The five nominees are current directors of the Corporation, and were all elected by the shareholders of the Corporation except for Mr. Hulsizer who was appointed to the Board in 1994. Also listed are Second & Third Class Directors whose terms do not currently expire.

                                                                                                Director of
                                                             Term to                            Corporation
NOMINEES                                                     Expire            Age                 Since
- --------                                                     ------            ---                 -----
Ronald G. Ford. . . . . . . . . . . . . . . . . . . . .      1998               47                  1987
     President, First Northern Bank & Trust
     First Manistique Corporation,
     First Manistique Agency, First Northern Services
       and First Rural Relending Co.
     Director Bank of Stephenson

Stanley J. Gerou II . . . . . . . . . . . . . . . . . .      1998               46                  1989
     Owner, Gerou Excavating, Inc.
Loren Hulsizer. . . . . . . . . . . . . . . . . . . . .      1998               63                  1994
     Retired President of Bank of Stephenson
     Chairman of Board, Bank of Stephenson
Thomas G. King. . . . . . . . . . . . . . . . . . . . .      1998               42                  1987
     Owner, Kings Motel
John Lindroth . . . . . . . . . . . . . . . . . . . . .      1998               39                  1987
     President, Superior State Agency, Inc.
     (Insurance Agency)
THIRD CLASS DIRECTORS                                              DIRECTORS CONTINUING IN OFFICE
Charles B. Beaulieu . . . . . . . . . . . . . . . . . .      1997               57                  1984
     Owner, Beaulieu Funeral Home, Inc.
John B. Clark . . . . . . . . . . . . . . . . . . . . .      1997               72                  1980
     Owner, John B. Clark Sales & Service
     (Machine Sales).
     Owner, John B. Clark, Forest Products
     (Timber Broker)
Ernest D. King. . . . . . . . . . . . . . . . . . . . .      1997               71                  1975
     President, King Fish Market, Inc.
C. Ronald Dufina, . . . . . . . . . . . . . . . . . . .      1997               50                  1992
     Owner, Balsam Shop, Inc., Ramas, Inc.,
     HRD, Inc., Island Leasing, Inc., and
     Mackinaw Island Hospitality, Inc.

SECOND CLASS DIRECTORS
A.J. Cayia, Jr. . . . . . . . . . . . . . . . . . . . .      1996               69                  1975
     Retired Manager-Inland Lime & Stone Co.
Michael C. Henricksen . . . . . . . . . . . . . . . . .      1996               52                  1988
     President, Hiawatha Log Homes, Inc.
John P. Miller. . . . . . . . . . . . . . . . . . . . .      1996               56                  1976
     Owner, Peoples Store Co., Inc.
     (Retail Clothing)
William E. Putvin . . . . . . . . . . . . . . . . . . .      1996               69                  1977
     Retired Owner - Putvin Drug Store


       The principal occupation of Director Ronald Ford is with First Northern Bank & Trust, a subsidiary bank of the Corporation. All officers serve at the pleasure of the Board of Directors.

       Each of the nominees has been engaged in the occupations stated for more than five years.

       The Board of Directors of the Corporation has an Audit Committee comprised of Directors C. Beaulieu, Chairman, J. Clark, R. Dufina, and M. Henricksen. Five meetings of the Committee were held during 1994. This Committee is responsible for the recommendation of an independent accounting firm to be engaged for the external audit, directing and supervising investigations into matters relating to audit functions, reviewing with independent auditors the plan and results of the external audit, the establishment and continued supervision of internal auditing procedures, reviewing the degree of independence of the auditors and reviewing the adequacy of internal accounting controls.

       The Corporation does not have a Personnel Committee, but does have a Compensation Committee comprised of Directors J. Linderoth, Chairman, T. King,
W. Putvin and S. Gerou which performs functions similar to those of a Personnel Committee. Five meetings of this Committee were held in 1994. This Committee is responsible for review of all salaries and benefits and recommends to the Board of Directors the annual salaries to be paid to all officers and employees. This Committee also reviews the written personnel policies of the bank.

       The Corporation also has the following committees:

       Executive Committee comprised of E. King, Chairman, R. Ford and A.J. Cayia. This committee handles strategic planning for the bank.

       Nominating Committee comprised of T. King, Chairman, J. Miller and A.J. Cayia. This committee nominates members for Directorship. This Committee held two meetings during the year.

       Building Committee comprised of S. Gerou II, Chairman, C.R. Dufina and
C. Beaulieu. This committee meets regularly to discuss renovation or construction projects.


The Board of Directors of the Corporation held a total of three meetings and seven special meetings during 1994. No Directors attended less than 75 percent of the aggregate number of meetings of the Board of Directors and the Committees on which they served.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS
                              CURRENT REMUNERATION
       The following summary compensation table provides compensation data regarding the Chief Executive Officer of the Corporation. The annual salary and bonus of no other executive officer of the Corporation or its subsidiaries exceeded $100,000 during calendar year 1994.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
  NAME AND                                               --------------------------      ALL OTHER
  PRINCIPAL POSITION                    YEAR               SALARY            BONUS       COMPENSATION*
  ------------------                    ----               ------            -----       -------------
  Ronald G. Ford                        1994              $105,600          $23,800         $10,300
  CEO and Director                      1993              $ 95,200          $18,062         $ 6,500
                                        1992              $ 85,000          $16,047         $ 6,650

     *The column stating all other compensation is comprised of bank contribution to the First Manistique Corporation Employees Savings and Stock Ownership Plan and premium for deferred compensation.

                              EMPLOYMENT CONTRACT
     Ronald G. Ford entered into an Employment Contract with First Northern Bank & Trust, as President and CEO, effective August 1, 1992. This contract was amended for a term of three years with annual automatic rollover provision. Mr. Ford's duties, responsibilities and administrative authority, absent written agreement to the contrary, shall, as President and CEO, respectively, continue as presently constituted.

                           REMUNERATION OF DIRECTORS
     The Directors of the Corporation receive $400 per year. Directors of the subsidiary bank receive $6,000 per year. Chairman of the Board receives $8,400 per year. Directors are not paid for attendance at meetings of committees of the Corporation or subsidiary banks to which they are assigned. In November 1984, the Corporation adopted a deferred compensation plan for certain senior management employees and directors that provides for benefit payments to the participant and his or her family upon retirement or death. The plan is being funded by life insurance policies, with premiums being paid by the Corporation.

                INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

     Certain of the directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiary banks of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the banks. In the opinion of management, all such transactions with officers and directors and with such corporations and partnerships are made in the ordinary course of business and substantially on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than normal risk of collectibility or present other unfavorable features.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of March 15, 1995 as to the common stock of the Corporation owned beneficially by each director and by all directors and executive officers of the Corporation as a group:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                             Shared
                                                        Sole Voting         Voting &
                                                        & Investment       Investment        Percent
                                                           Power             Power           of Class
                                                           -----             -----           --------
Charles B. Beaulieu                                        551.520         3,468.300(1)         *
A.J. Cayia, Jr.                                                             2,700.00            *
John B. Clark                                            7,798.000                             1.116%
C. Ronald Dufina                                           657.000          1,051.00(2)         *
Ronald G. Ford                                           1,419.872          5,680.00(3)        1.016%
Stanley Gerou                                                                  8,502           1.217%
Michael Henricksen                                                            13,192           1.889%
Loren Hulsizer                                                                13,740(4)        1.967%
Ernest D. King                                                                67,036(5)        9.597%
Thomas G. King                                                                 2,085(6)         *
John Lindroth                                                                  3,760            *
John P. Miller                                                                11,042(7)        1.581%
William E Putvin                                                               5,187            *

All  Directors and Executive
Officers as a group (14 persons)                        10,426.392         137,443.3          21.171%

    *Less than 1%

(1) Includes 468.30 shares owned by members of his family of which he does not claim beneficial ownership.
(2) Includes 657 shares owned by members of his family of which he does not claim beneficial ownership.
(3) Includes 5,040 shares owned by members of his family of which he does not claim beneficial ownership.
(4) Includes 3,494 shares owned by members of his family of which he does not claim beneficial ownership.
(5) Includes 360 shares owned by members of his family of which he does not claim beneficial ownership.
(6) Includes 300 shares owned by members of his family of which he does not claim beneficial ownership.
(7) Includes 430 shares owned by members of his family of which he does not claim beneficial ownership.

    Management is aware of only one shareholder who owns, of record or beneficially, 5 percent or more of the common stock of the Corporation. Ernest
D. King's ownership is described above. His mailing address is P. O. Box 216, Naubinway, Michigan 49762.



         2.  APPROVAL OF THE FIRST MANISTIQUE CORPORATION EXECUTIVE AND
                       BOARD MEMBER RESTRICTED STOCK PLAN

     The First Manistique Corporation Executive and Board Member Restricted Stock Plan (the "Plan") was adopted by the Corporation's Board of Directors at a meeting held on January 11, 1995, subject to approval by the shareholders at this Annual Meeting. A total of 30,000 shares of Common Stock have been reserved for issuance under the Plan, which shares, in the future, may include shares forfeited by a participant in the Plan.

                                 VOTE REQUIRED

     The affirmative vote of a majority of the votes cast will be required to ratify the adoption of the Plan.

                                 RECOMMENDATION

     The Board of Directors has unanimously approved the Plan and recommends that shareholders vote FOR ratification of adoption of such Plan.

         DESCRIPTION OF THE FIRST MANISTIQUE CORPORATION EXECUTIVE AND
                       BOARD MEMBER RESTRICTED STOCK PLAN

     The essential features of the Plan, as proposed to be ratified, are outlined below. Copies of the Plan are available upon request by contacting Ronald G. Ford, President and C.E.O. of the Corporation. The purpose of the Plan is to increase stock ownership among certain officers and members of the Board of Directors of the Corporation and its subsidiaries through retention of Corporation shares. The Corporation believes that such stock ownership by eligible officers and Board members is important because a significant personal financial stake in the Corporation will continue to align their interests with the interests of the shareholders and the continued success of the Corporation.

                        TERMS OF RESTRICTED STOCK AWARDS

     The terms of the Plan permit the committee of the board administering the Plan (the "Administrator"), to make restricted stock awards (Awards) to officers of the Corporation and its subsidiaries who are vice presidents or more senior officers (collectively, the "Officers") in connection with the performance of services. Currently, there are approximately 12 to 14 Officers that might qualify for an Award under the Plan. The Plan also permits the Administrator to make Awards to members of the Board of Directors of the Corporation and to members of the Board of Directors of the Corporation's various subsidiaries ("Board Member). Currently, there are approximately 14 Board Members that might qualify for an Award under the Plan. Hereinafter, the term "Officer" and "Board Member" may be referred to either individually or collectively as "Grantee."

     Awards under the Plan are made without payment of any cash or other consideration by the Grantee. However, the Awards generally are subject to the Officer's or Board Member's continued status as an Officer or Board Member, as the case may be, and the Officer's continued employment or Board Member's membership on the board throughout the requisite vesting period.

     The Administrator has broad discretion at the time of making an Award to determine a period during which the shares granted will be subject to restrictions (the "Restriction Period), and the conditions that must be satisfied in order for the shares of stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Administrator may condition vesting upon a Grantee's continued employment. The Administrator also determines the percentage of each Award that will vest in the event of the Grantee's death, disability, or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an Award. Notwithstanding the Restriction Period and the restrictions imposed by the Administrator, the Administrator may shorten the Restriction Period or waive any restrictions if the Administrator concludes that it is in the best interests of the Corporation to do so.

     In the event of the termination of employment of the Officer or Board membership of the Board Member for any reason (not including death, disability or retirement) with the Corporation or any subsidiary in which the Corporation has an 80% or greater ownership interest, any shares of Common Stock awarded under the Plan but not yet vested are forfeited by the Grantee without payment of any consideration therefor. Any shares of Common Stock so forfeited are cancelled and generally returned to the Plan, subject to the provisions of the Plan. Special provisions may apply in the case of termination by reason of death, disability or retirement.

                                 ADMINISTRATION

     The Plan shall be administered by a committee designated by the Corporation's Board to administer the Plan (the "Administrator"). The Board may establish different committees to handle different administrative duties under the Plan. The Administrator with respect to Board Members and "Section 16 officers" must be constituted in such a manner as to permit the Plan and transactions thereunder to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan. It is intended that the Plan will be administered by a committee, which will be constituted in such a manner as to comply with Rule 16b-3.

     Subject to the provisions of the Plan, the Board or its designated committee has the authority, in its sole discretion, to interpret the Plan and to determine the Grantees to whom, and the time or times at which Awards shall be granted and the number of shares of Common Stock to be subject to each Award. All decisions, determinations and interpretations of the Board or the Administrator shall be final and binding on all persons.

                                  TERM OF PLAN

     The Board declared the Plan effective on January 1, 1995, subject to its ratification by the shareholders at this Annual Meeting. The Plan continues in effect until the earlier of: (i) December 31, 2004, (ii) there are no shares of Common Stock remaining for issuance under the Plan, or (iii) termination of the Plan by the Administrator or the Board of Directors.

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     If any change, such as a stock split or dividend, is made in the Corporation's capitalization which results in an exchange of shares of Common Stock for a greater or lesser number of shares without receipt of consideration, then an appropriate adjustment will be made in the number of shares which have been authorized for issuance under the Plan, but as to which no Awards have been granted or which have been returned to the Plan.

     In the event of a proposed dissolution or liquidation of the Corporation, all outstanding but unvested Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.

                      CHANGE IN CONTROL OF THE CORPORATION

     In the event of a "change in control" of the Corporation (as defined below), any Common Stock acquired pursuant to Awards outstanding as of the date such change in control is determined to have occurred, that are not yet vested on such date, shall become fully vested.

     A "change in control" is defined as (i) the acquisition by any person of 50% or more of combined voting power of the Corporation's then outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all the assets of the Corporation or the merger of the Corporation with or into another corporation.

                     AMENDMENT AND TERMINATION OF THE PLAN

     The Board or the Administrator may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Grantee under any grant previously made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Corporation shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as is required.

                                TAX INFORMATION

     The following is a summary of the federal income tax considerations to a participating Grantee under the Plan. The discussion is intended to be for general information only, and does not purport to address all federal income tax considerations that may be relevant to particular participating Grantees, including but not limited to foreign persons, or the tax consequences of a participating Grantee's death. In addition, the discussion does not address any state, local or foreign tax considerations.

     The federal income tax treatment to a Grantee who receives an Award will depend on whether or not he or she timely files an election under Section 83(b) of the Internal Revenue Code (the "Code"). If such an election is timely filed, the Grantee will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time of the Award. If the election is not timely filed, the Grantee will recognize ordinary income at the time the Common Stock vests in an amount equal to the fair market value of the Common Stock at that time. The ordinary income recognized by a Grantee in accordance with the foregoing will be treated as wages for tax purposes and will be subject to federal and state withholding tax.

     Upon any resale of the Common Stock, the Grantee will recognize capital gain or loss equal to the difference (if any) between the sale price and his or her tax basis in such shares. Such gain or loss (except upon forfeiture if an election under Section 83(b) is filed) will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The current maximum federal rate of tax on net capital gain (excess of net long-term capital gain over net short-term capital loss) is 28%.

     Subject to certain limits on the deductibility of employee remuneration under Section 162(m) of the Code, the Corporation is generally entitled to a tax deduction in the amount that the Grantee recognizes as ordinary income with respect to the Shares acquired under the Plan.

                               NEW PLAN BENEFITS

     The benefits or amounts that will be received by or allocated to the executive officers or members of the Board of the Corporation or its subsidiaries under the Plan are not determinable at this time, because such benefits or amounts depend upon certain unknown factors, including (i) the interest that any such Grantee has or will have in participating in the Plan; and (ii) whether a participating

Grantee continues to be employed as an Officer or continues to serve as a member of the Board, as the case may be, for the requisite vesting periods. No employees of the Corporation or its subsidiaries below the level of vice president are eligible to participate in the Plan.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Crowe Chizek as auditors for the Corporation and its subsidiaries for the year ended December 31, 1995. This will be the first year this firm has audited the records of the Corporation.

     A representative of Schneider, Larche, Haapala & Company, 1994 auditors, is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments that they deem appropriate.


                             SHAREHOLDER PROPOSALS

     Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received by the Corporation by November 25, 1995 for inclusion in the Corporation's proxy statement and proxy form for that meeting.


                                 OTHER MATTERS

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

     The Board of Directors knows of no matters to be presented for consideration at the Annual Meeting other than matters described herein. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their own judgment.



                                        By order of the Board of Directors


                                        /s/ Fred Lamuth
                                        FRED LAMUTH, Secretary



Dated: March 24, 1995

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

FIRST                      The undersigned shareholder of First Manistique Corporation hereby appoints Roger Sartori and Stephen
MANISTIQUE            Wood, or any one of them, the attorneys of the undersigned, to vote as proxy with respect to all shares owned
CORPORATION           by or registered in the name of the undersigned, with full power of substitution at the annual meeting of
             PROXY    shareholders of said Corporation, to be held at the Ramada Inn, East U.S. 2, Manistique, Michigan, Tuesday,
                      April 18, 1995 at 5:00 p.m. Eastern Standard Time, and any adjournment thereof, with all power which the
130 S. CEDAR STREET   undersigned would possess if personally present.
P.O. BOX 369               The undersigned hereby directs the said attorneys to vote as indicated upon the following proposals which
MANISTIQUE, MICHIGAN  are more fully described in the Notice of the Meeting and Proxy Statement.
49854

1.  To elect 5 directors whose terms expire named in accompanying proxy statement as follows:

FOR ALL NOMINEES LISTED BELOW  / /
(Except as marked to the contrary below)
First Class three year term:  Ronald G. Ford, Stanley J. Gerou II, Loren Hulsizer, Thomas G. King, and John Lindroth

WITHHOLD AUTHORITY  / /
(To vote for all nominees listed above)
First Class three year term _________________ ___________________ ____________________ __________________ __________________

INSTRUCTIONS: To Withhold Authority to vote for any individual nominee, write that nominee's name in the space provided above.

2.  To approve the First Manistique Corporation Executive and Board Member Restricted Stock Plan.  The material features of the Plan are described in the Proxy Statement.
                       / /  FOR             / / AGAINST             / /  ABSTAIN

3.  In accordance with their judgment, on any other matters, which properly come before the meeting and which the Board of
Directors did not know, a reasonable time before the solicitation of this proxy are to be presented at the meeting.
(CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

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
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE FOREGOING
PROPOSALS.  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE OTHER SIDE.  IF NO
SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE DEEMED TO
COVER DISCRETIONARY AUTHORITY, IN WHICH EVENT IT IS INTENDED THAT THIS PROXY
WILL BE VOTED IN FAVOR OF SAID PROPOSALS.
        YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.
        THE UNDERSIGNED DOES HEREBY APPOINT THE PROXIES NAMED ON THE REVERSE
SIDE WITH FULL POWER AND AUTHORITY AS DESCRIBED THEREON.

Dated                           1995
     -------------------------------

- ------------------------------------

- ------------------------------------
(Signature of Shareholder)
If stock is registered in the name
of two or more persons, all must sign.
When signing as attorney, executor,
administrator, trustee, or guardian,
give full title as such.

/ / Please check only if you plan to attend the Annual Meeting at Ramada Inn, Manistique, Michigan on April 18, 1995.